Exhibit 10.1

Date: August 11, 2020

The Customer’s Name:	ITAMAR MEDICAL LTD (the “Borrower” or the “Company”)

Address:	Halamish 9, Caesarea 3088900

Account No:	250888 in Orot Shopping Mall Branch (the “Account”)

To: BANK MIZRAHI TEFAHOT LTD (the “Bank”)

Dear Sir/Madam

Re: CREDIT AGREEMENT

We are putting in writing what has been agreed between us regarding the credit facilities and loans that you will be making available to the Borrower from time to time pursuant to this Agreement and pursuant to any specific credit agreement and/or specific loan agreement that is submitted to you in the future, from time to time. In addition to what is provided in this Agreement, the terms and conditions of the credit facilities and of all the loans to be made to the Company pursuant to each of the facilities (the “Credit”) will be in accordance with and subject to a “Request for the Opening of an Account” and/or “Changes in the Account” and the “Maintaining an Account Brochure” and “Credit for a Business Customer Brochure” including all the Appendices and Amendments which we have contracted with the Bank pursuant thereto, and further, subject to any specific and/or other Credit/Loan Agreement between the Company and the Bank (the “Credit Documents”), and all the contents of the Credit Documents, and all the terms and conditions thereof shall apply and be binding in relation to the Credit that you will be providing to the Company.

This Credit Agreement replaces the Credit Agreement dated February 9, 2020 (the “Previous Agreement”). It is clarified that the provisions of this Agreement shall apply to the Credit provided in the framework of the facilities under the Previous Agreement, as the case may be.

1.	The Credit Facilities

A long-term loans facility - $13,000,000;

A short-term credit facility - $7,000,000;

The credit facilities and the Credit will be provided and may be utilized by the Company commencing from the date upon which all the preliminary and general conditions have ben satisfied as detailed in Section 5 below (the “preliminary conditions”) and subject to the Bank’s signature of this Agreement, and up to the expiration of validity of the facility, as such is defined below.

All the Credit must be repaid in full by: (a) a specific date if prescribed in the Credit Documents; or (b) by June 19, 2021.

It is agreed that if by June 19, 2021, no event has occurred as detailed in Section 11 below and further, on June 19, 2021 the cash deposits in the Account is not less than $10,000,000, the validity of the facility will be extended until June 19, 2022 (the “expiration of validity of the facility”).

The Credit facilities will enable the Borrower to receive from the Bank, in the Account, Credit of the categories detailed in Section 2 below (including Credit of the categories detailed below and which have already been provided and/or allocated to the Borrower in the Account but which have not yet been fully repaid and/or in respect of which their validity has not yet expired).

2.	The Credit Categories:

2.1	A long-term loans’ facility-

2.1.1	The Bank will provide a long-term loans’ facility (the “Loans Facility”) amounting to an aggregate sum of $13,000,000.

The amount of each long-term loan shall be no less than $2,000,000.

It is agreed that the Borrower can elect to use the Loans Facility also for the provision of short-term loans.

2.1.2	Interest Rate -

The annual interest rate in respect of any loan drawn under the Loans Facility, when the amount utilized, as defined below, is up to $10,000,000 - Quarterly LIBOR + 5.3%

The annual interest rate in respect of any loan drawn under the Loans Facility for the amount exceeding $10,000,000 – Quarterly LIBOR + 6.8%.

The interest rate will be determined, as aforesaid, according to the balance of the Loans that have been drawn at the time out of the Loans Facility (the “Utilized Amount”) (a reduction or increase in the Utilized Amount will not change the interest rate in respect of the Loan that has been drawn).

2.1.3	Repayment -

The long-term loan principal amount and the interest in respect of it will be repaid in 12 consecutive quarterly payments, commencing from the expiration of three months from the date of the draw of each long-term loan, all as will be set out in detail in the amortization table which will be furnished to the Borrower when the Loan is drawn.

The manner of repayment of the short-term loans will be agreed by the Parties in writing prior to the drawof the short-term loans.

2.1.4	execution fee for the drawof any Loan - will be paid on the date upon which such Loan is drawm with a discount of 50% ofthe Bank’s tariff at that time.

For the avoidance of doubt, it is hereby clarified that all the aforesaid Loans are part of the Credit, as such is defined in this Agreement and all provisions of the Framework Agreement in connection with the Credit are also applicable in relation thereto.

2.2	The Short-term Credit Facility (the “ST Credit Facility”).

2.2.1	The ST Credit Facility will enable the Borrower to receive Credit from the Bank of the categories detailed below:

•	Loans in NIS or in Foreign Currency, repayable within 90 days (the “ST Loans”).

•	Current Loan Account Facilities in New Israeli Shekels (“NIS”) or in foreign currency.

•	Daily Credit repayable on call in NIS (“on call”).

•	Bank Guarantees

•	Documentary Credit.

•	Credit Cards Facility

•	An exposure facility for “forward and derivatives transactions” as such terms are defined in the Facility Agreement Documents for undertaking forward and derivates transactions and the other documents which have been signed or will in the future be signed by the Company in favor of the Bank in respect of and in connection with such aforesaid forward and derivates transactions, as amended from time to time, including any exposure in respect of such activity as shall be regarded as customary in the Bank and in accordance with the Agreements signed or that will in the future be signed between the Bank and the Borrower.

2.2.2	At the time of signing this Agreement a total facility will be allocated from the following different categories.

Credit Category	Amount of the Facility
ST Loans	7 million US Dollars

The Borrower may from time to time ask the Bank to vary the amounts allocated to each Facility so that the total of all the Credit Facilities constituting the ST Facility shall not exceed $7,000,000, and the provisions of this Agreement shall be binding in respect of all categories of the Credit.

2.2.3	The Borrower may utilize the Credit from the ST Credit Facility to the effect that the Credit utilized from such Facility shall always be in the following ratio:

The Ratio between trade receivables and the Credit outstanding under this Facility shall not be less than 125%.

Within 12 days from the end of every calendar quarter, the Borrower will furnish the Bank with the trade receivables balance as of the date of the Report (after deduction of doubtful debt). The Bank may require details and explanations regarding the trade receivables and may disqualify certain trade receivables, at its discretion.

In case that ST Credit does not meet the aforesaid ratio, the Bank may call for the immediate repayment of ST Credit until such ratio is met.

2.2.4	It is clarified that the amount of the Credit Facility has been determined for reasons of convenience, in U.S. dollars. The Borrower will be entitled to utilize the Credit Facility, in whole or in part, also in NIS and/or in foreign currency in so far as shall be approved from time to time by and subject to the discretion of the Bank. If the Credit is provided to the Borrower in NIS, for the purpose of calculating the amount of the Credit Facility (including for the purpose of calculating from time to time the amount of non-utilization commission and/or of amounts remaining available for utilization on account of the Credit Facility, and/or for the purpose of any other calculation with this Agreement, all as the case may be), the amount drawn in NIS shall be converted into U.S. dollars, using the relevant representative exchange rate.

The term “the representative exchange rate” for the purposes of this Agreement means the representative exchange rate of the relevant foreign currency, last published by the Bank of Israel prior to the date upon which the relevant calculation is to be made, or, if the representative exchange rate of the relevant foreign currency is not published by the Bank of Israel on its usual date, another exchange rate of such foreign currency as shall be last published by a competent authority prior to the date upon which the relevant calculation is to be made, and which shall be stipulated by the Bank as the representative exchange rate for such foreign currency for all the Bank’s customers.

2.2.5	Interest in respect of ST Loans, as they are defined above - in respect of every ST Loan out of the Facility, the Company will pay the Bank annual interest at Quarterly LIBOR Rate + 4%.

2.2.6	Other terms and conditions of the Credit not detailed in this Agreement, will be agreed upon between the Borrower and the Bank prior to any draw.

2.3	It is agreed that in respect of every Loan at variable interest rate out of the Credit Facility, in NIS and in foreign currency, the interest shall be in accordance with what is provided in sub-section 2.2.1 above, provided that for the avoidance of doubt, the interest shall actually be determined relative to the “prime rate” or to “LIBOR” (as the case may be) as it shall be on the date of draw of any such Credit. Thereafter, the interest shall vary whenever a change occurs in “prime rate” as stated in a notice that the Bank shall publish or a change in the “LIBOR” on the date of payment of the interest.

2.4	The Borrower shall notify the Bank in writing of its intention to drawdown a loan from any Facility no later than two (2) business days prior to the date of the draw of the Loan and shall include the requested date for the draw and the amount thereof. The Bank shall prepare the relevant Loan Agreement for the Borrower’s signature containing all the Loan details and of the relevant interest, and the Bank’s other usual documents.

2.5	Commissions

2.5.1	The account shall be charged in respect of the aforesaid Credit Facilities, a Credit allocation commission at a rate of 0.75% per annum, on the whole amount of the Credit as such is defined above, commencing from the date of the signature of this Agreement. The Credit Allocation Commission will be calculated on a daily basis and will be collected once quarterly, at the beginning of each calendar quarter in respect of the preceding quarter.

On that part of the Facility which has actually been utilized by the Borrower, the Borrower will receive a full reduction of the Credit Allocation Commission specified above. The calculation will be made in relation to any Credit that has been provided from the date of its actual provision, on the unutilized balance.

The foregoing Credit Allocation Commission does not constitute a substitute for the Bank’s normal customary commissions.

2.6	All the additional terms and conditions in connection with the Credit that is to be provided to the Borrower, if not prescribed in this Agreement, and including interest rates, repayment dates, commissions and other payments, shall be as agreed upon and/or as shall be agreed in the future in writing between the Bank and the Borrower.

3.	Preliminary and General Conditions

Any provision of any Credit and/or continuation of its provision, shall be subject to satisfaction of all of the following conditions:

3.1	The Borrower has opened Account No. 250888 in Orot Shopping Mall Branch (438) of the Bank (the “Account”).

The aforesaid borrower has signed the Bank’s customary Credit Documents and such relevant documents as are required for activity and/or for the required credit, and all the Minutes and Attorney’s Certificates as customary in the Bank have been duly furnished.

3.2	The borrower has provided the Bank with all the following securities, has signed for such purpose, a debenture or Mortgage Deed in the Bank’s usual form and has furnished all such documents, minutes and Attorney’s Certificates as are customary in the Bank:

3.2.1	A first ranking floating charge, unlimited in amount, over all the assets, cash, rights and assets of any kind of the Borrower and a first ranking fixed charge unlimited in amount over the intellectual property of the Borrower, over the goodwill, negotiable instruments and documents, over its Bank Account and over its holdings in the U.S. subsidiary and in the Dutch subsidiary, all as detailed in a Debenture dated May 28, 2017, registered on June 13, 2017 as Charge No. 13 with the Registrar of Companies.

A first ranking fixed change unlimited in amount, over all the rights to the receipt of moneys from the Borrower’s customers which will be set out in detail in a schedule that is to be attached to the debenture.

3.2.2	A first ranking charge in favor of the Bank, unlimited in amount, over all the assets and cash of the U.S. subsidiary (including trade receivables) registered in UCC on March 12, 2019. The Borrower and the U.S. subsidiary will take action to update the registered charge to the effect that it shall remain in force and effect until full and final settlement of the Borrowers liabilities and obligations to the Bank.

3.2.3	On May 29, 2017. the Dutch subsidiary signed a “negative encumbrance” document.

3.2.4	Lists of the intellectual property and customers of the Borrower and the U.S. subsidiary as detailed above, containing the intellectual property of the companies, and lists of their customers on the date of signature of the aforesaid charge documents. The Company undertakes to update the lists once every half year, to furnish the updated lists to the Bank, and to update the charge documents accordingly.

On the date of signature of this Agreement, the Borrower will furnish the bank with up to date lists of equipment, intellectual property and trade receivables and will sign a deed of amendment to the debenture, in the form attached hereto as Appendix 5.2.4.

3.3	The Borrower and the U.S. subsidiary will sign and provide the Bank with any document that may be required by the competent authorities, for the performance of their obligation pursuant to the provisions of this Section.

3.4	The Borrower will deposit moneys in the Account as specified in Section 6 below.

3.5	On July 9, 2017, the Borrower signed a letter of undertaking in relation to various changes in the Borrower, including in its capital.

3.6	On May 14, 2017, March 12, 2019, February 9, 2020, the Borrower issued warrants to the Bank (as amended from time to time).

4.	The Borrower and the U.S. subsidiary hereby assign to the Bank, all their rights, existing and future, to the receipt of moneys from their existing and future customers. In addition, the Borrower undertakes to proceed to the effect that all payments of its direct customers and payments due to it from the subsidiaries will be made solely into its Bank Account as detailed in Section 3.1 above, and details of that Account shall be stated on all the invoices issued by it.

5.	The subsidiaries undertake to transfer moneys to the Borrower’s account, upon the Bank’s first demand, to cover the Credit provided in the ST Credit Facility.

The Borrower undertakes to exercise its means of control in the subsidiaries to affect a transfer of the moneys into its said account.

6.	The Borrower undertakes that, commencing from the date of drawdown of the whole or any part of the Credit (from any facility) the cash balance in its account in the Bank will at no tine be less than what is detailed below:

Amount of Utilized Credit in U.S. Dollars	Total Amount of Cash in the Account
Up to 10,000,000	30% of the actual utilized credit
Above 10,000,000	40% of the actual utilized credit

It is agreed that a temporary decrease of up to 10% of the amount necessary for deposit, shall not constitute a ground for calling for immediate repayment of the Credit, subject to satisfaction of the following conditions: (1) the temporary decrease has been prearranged with the Bank and in writing, and (2) the Borrower, within 30 days, has deposited the required amount in its account to the effect that the Borrower’s cash balance in the account is not less than the amount required to be deposited in it.

7.	The Borrower undertakes to ensure that no encumbrances shall be created over the assets of the subsidiaries (other than as detailed in this Agreement), other than with the Bank’s previous and written consent. The Borrower further undertakes that it will not change the pricing of transactions between it and the subsidiaries, as it stands on the date of signature of this Agreement, without first obtaining the Banks previous and written consent, save where such a change in pricing is required by law.

8.	Without derogating from the obligations of the Borrower to furnish information and documents as has been agreed between the Bank and the Borrower, the Borrower undertakes to provide the Bank, every quarter, with the consolidated financial statements of the Company and its subsidiaries, audited (in relation the Annual Statements) and reviewed (in relation to the quarterly reports), as the case may be, by an Independent Auditor, as well as any business and financial information at the Bank’s request. It should be emphasized that a report by Magna, and/or EDGAR (if the Company’s securities are listed for trading in the U.S.) of the annual or quarterly financial statements will be regarded as information that has been furnished to the Bank. If the Company’s securities are listed for trading in the U.S., “Earnings Release” will be regarded as a quarterly financial report.

9.	It is hereby explicitly clarified that the actual draw of loans and/or credit available pursuant to this Agreement is conditional upon fulfillment of all the terms and conditions detailed above in this Agreement and that such loans and/or credit will be provided in accordance with what has been agreed upon in the terms and conditions of the credit documents, subject to the provisions of this Agreement. Making the Credit available is also conditional upon there being no legal impediment thereto and to it not being in contravention of the provisions of the law and/or contrary to the Instructions of the Supervisor of Banks (including Proper Banking Management Instruction No. 311 “Minimum Capital Ratio” and Instruction No. 313 “Limitations on Liabilities of a Borrower and Group of Borrowers” and/or any other instruction replacing them in the future), provided that granting the Credit shall not give rise to any deviation from the liabilities limitations of a borrower/group of borrowers. As of the date of signature of this Agreement, the Bank is unaware of any other such prohibition or limitation.

10.	A breach of any of the obligations detailed in this document shall be deemed a ground for calling for the immediate repayment of all the Credit, and further, the provision of loans out of the Credit Facility for financing customers’ debt and/or the provision of long-term loans, as the case may be, will not be permitted. For the avoidance of doubt this said provision is in addition to the ground for calling for the immediate repayment of the Credit as detailed in the other documents which the Borrower has signed and/or will be signing in the future.

11.	The Bank will be entitled at all times and from time to time, in any case in which the Bank is liable to be at risk of inability to recover the Credit and/or if any deterioration occurs in the Borrower’s repayment ability and/or a material adverse change in its financial position or its business and/or if a ground arises for calling for the immediate repayment of the Credit and/or if any of the other conditions arise resulting in changes in the law in its interpretation which necessitates so doing, to immediately reduce and/or cancel and/or withhold the unutilized Credit and/or defer the provision of the whole or part of and/or withhold any loan.

12.	For the avoidance of doubt, the foregoing is not intended to confer rights on any third party, and nothing by virtue thereof shall be construed as a representation upon which any third party may rely.

13.	All the Appendices to this Agreement constitute an integral part of it and all the contents of the Appendices are supplementary to and in addition to what is stated in this Agreement. In any case of conflict between the provisions of this Agreement and provisions of the Credit Documents or Appendices, the provisions of this Agreement shall prevail unless explicitly agreed otherwise in any of the Appendices or the Credit Documents. In any other case the provisions of this Agreement and the Credit Documents and the Appendices shall be regarded as complementing each other.

14.	Upon the occasion of signature of this Agreement, the Borrower will pay the Bank $6,000 for preparation of the documents. This commission is in addition to the usual commissions in respect of the Account.

Yours Truly

(-)

Itamar Medical Ltd.

I the undersigned, Advocate Yael Calderon Uliel, the Lawyer acting for Itamar Medical Ltd., Company No. 512434218 (the “Company”) hereby certify to Bank Mizrahi Tefahot Ltd., (the “Bank”) that the aforesaid Agreement was signed on behalf of the Company by Messrs Gilad Glick and Shy Basson who are duly authorized by their signatures to bind the Company vis a vis the Bank, this in accordance with resolutions of the Company’s duly empowered organs and which were duly adopted, and further, pursuant to the Company’s documents of incorporation, its Memorandum and Articles of Association, and that there is no restriction and/or impediment under any law and/or contract to the creation of and/or signature and/or issue of the said Agreement and/or to the performance of all the contents contained in the said document to the credit and benefit of the Bank, all as detailed and provided in the aforesaid Agreement, to the effect that the said Agreement binds the Company, is enforceable against it by the Bank and valid vis a vis the Bank in all respects.

Date: August 20, 2020

(-)

Yael Calderon Uliel, Advocate

License No. 63979

To:

Bank Mizrahi Tefahot Ltd.

Dear Sir/Madam

We certify that we have read the above document, we agree to its contents and undertake to act in accordance with it.

Itamar Medical, Inc.

I.M.E. 2016 B.V.

(-)                       (-)

We confirm the above

(-)

_________________________________________

Bank Mizrahi Tefahot Ltd.

[INFORMAL ENGLISH TRANSLATION]

Mizrahi Tefahot Bank Ltd.

Deed of Pledge Legal Amendment

Company Number
512434218

Pledge number 13

Name of the Company/borrower – Itamar Medical Ltd.

Amendment Code: 40

Replacement of Appendix A, A2 and B of the attached appendixes to the amending Deed.

List of codes:

01 Assignment of rights to another

02 Change in the loan agreement

03 Decrease of the secured amount

04 Change in special terms

05 Change in the degree of the pledge

11 Addition of collateral

12 Changes in collateral

13 Release of a collateral

14 Addition of identification for a collateral (include vehicle license number)

21 Partial repayment

40 Other Changes

September 24, 2020	/s/Gilad Glick /s/ Shy Basson
Date	signature of the Borrower	Signature of the Bank

Date: September 24, 2020

Amendment to Deed of Debenture dated 28.5.2017

Whereas:	on 28.5.17 Itamar Medical Ltd. company number 512434218 (hereinafter, the "Company") signed a debenture in favor of Mizrahi Tefahot Bank Ltd. (hereinafter, the "Bank"), pursuant to which it pledged by floating charge of a first degree its manufacturing facility and all the reminder of assets and rights of any kind what so ever, in its possession now or in the future and by fixed pledge of a first degree its reputation, its fixed assets as detailed in Appendix A of the debenture, the intellectual property as detailed in Appendixes A1 and A2, of the debenture, the Company's rights to receive funds as detailed in Appendix B of the debenture, all the Company's holdings in Itamar Medical Inc, and I.M.E B.V (2016), its bills of lading and certificates, securities, documents and deeds as well as the Company's account with the Bank, all as detailed in the debenture; the said debenture was registered by the Companies Registrar on 13.6.17 as certificate number 13;

Whereas:	the Company and the Bank agreed that the debenture shall be amended as detailed in this amending deed and that the reminder of the provisions of the debenture shall remain unchanged, all as detailed hereunder;

Now therefore it is hereby agreed by the parties as follows;

1.	It is hereby agreed that:
-	Appendix A (list of the fixed assets) shall be replaced with Appendix A attached to this amending deed.
-	Appendix A2 (list of intellectual property rights) shall be replaced with Appendix A2 attached to this amending deed.
-	Appendix B (list of customers) shall be replaced with Appendix B attached to this amending deed.
2.	The reminder of the provisions of the debenture shall remain unchanged.
3.	The respectable registrar is hereby requested to register in his records the amendment of the debenture as set forth above.

In witness thereof the parties have thereunto signed today September 24, 2020

/s/ Gilad Glick /s/ Shy Basson
signature of the Borrower	Signature of the Bank

Appendix A

to the Secured Debenture

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted appendix to the U.S. Securities and Exchange Commission upon request.]

Appendix A1

to the Secured Debenture

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted appendix to the U.S. Securities and Exchange Commission upon request.]

Appendix A2

to the Secured Debenture

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted appendix to the U.S. Securities and Exchange Commission upon request.]

Appendix B

to the Secured Debenture

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted appendix to the U.S. Securities and Exchange Commission upon request.]